                             EXHIBIT 99.1

[e-mail message]

From: OmryMann
To: amiram@safe-mail.net
Cc: Hannah@vsustech.com
Subject: resignation letter
Date: Thu, 6 Jan 2005

Amiram,

I would like to inform you that I have decided to resign, The reasons are personal and as you know I do not have any disagreement with the board of directors.

I expect you to take all the necessary action in order to inform the relevant authorities in the U.S as well as the relevant partners and investors. I wish you all the best.

Omry Mann.